As filed with the Securities and Exchange Commission on October 27, 1999
================================================================================

                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             LAKELAND BANCORP, INC.
             (Exact name of registrant as specified in its charter)

       New Jersey                                                22-2953275
(State or other jurisdiction                                (I.R.S. employer
 of incorporation or organization)                        identification number)

                 250 Oak Ridge Road, Oak Ridge, New Jersey 07438
                                 (973) 597-2398
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               John W. Fredericks
                              Chairman of the Board
                             Lakeland Bancorp, Inc.
                 250 Oak Ridge Road, Oak Ridge, New Jersey 07438
                                 (973) 697-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Laura R. Kuntz, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

          Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         Calculation of Registration Fee
---------------------------------------------------------------------------------------------------
Title of each class of     Amount to be      Proposed             Proposed            Amount of
  Securities to be          Registered    Maximum Offering     Maximum Aggregate   Registration Fee
   Registered                            Price per Share (1)  Offering Price (1)
---------------------------------------------------------------------------------------------------
Common   Stock, no par
value                    300,000 shares    $11.88              $3,564,000              $991(2)
---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457 of the Securities Act of 1933, the proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee and is based on the average of the high and low sale prices of the common stock as reported on the OTC Bulletin Board on October 25, 1999.

(2) Pursuant to Rule 429 of the Securities Act of 1933, the number of shares being carried forward is 300,000 and the amount of the filing fee associated with those shares was previously paid with earlier registration statements.

          As permitted by Rule 429 of the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to the Registrant's Registration Statements on Form S-3 Nos. 33-34099 and 33-87672.

                             LAKELAND BANCORP, INC.

                       AUTOMATIC DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN


          Lakeland Bancorp, Inc. is registering an additional 300,000 shares of its common stock for sale under its Automatic Dividend Reinvestment and Stock Purchase Plan ("Plan"). Including these shares, a total of 600,000 shares of Lakeland common stock have been registered for sale under the Plan.

         The Plan, which is described in this prospectus, provides holders of Lakeland's common stock with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Lakeland common stock, currently without payment of brokerage commissions or service charges. Lakeland has the right to amend the Plan's fee structure.

         In order to participate in the optional cash payment feature of the Plan, a stockholder must also participate in the Plan with respect to the reinvestment of dividends.

         Shares purchased in the open market will be purchased at prevailing prices. The price of purchases from Lakeland of authorized but unissued or treasury shares will be the "Market Price" of the common stock on the relevant investment date. The Market Price shall be the last available closing sales price of the common stock in the over-the-counter market, as reported by a market maker. However, if the common stock is quoted on the Nasdaq National Market, the Market Price shall be the last available closing sales price of the common stock on Nasdaq.

         Lakeland proposes to use the net proceeds from the sale of shares originally issued by it, when and as received, for general corporate purposes, including investments in, or extensions of credit to, Lakeland's bank subsidiaries.

         The Plan does not represent a change in Lakeland's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, governmental regulations and other factors.

         Lakeland's common stock is currently traded in the over-the-counter market under the symbol "LBAI." Lakeland intends to apply to list the common stock on the Nasdaq National Market. Lakeland's principal executive offices are located at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 and its telephone number is (973) 697-2000.

         We suggest that you pay special attention to the section of this prospectus entitled "Risk Factors" beginning on page __.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October __, 1999.

                                  RISK FACTORS

          In considering whether to participate in the Plan, you should consider all of the information we have included in this prospectus and all of the information included in the documents we have incorporated by reference in this prospectus. In addition, you should pay particular attention to the following risk factors related to Lakeland and our common stock.

Since Lakeland's common stock is not actively traded, you may be unable to sell your shares.

          Lakeland's common stock is not currently traded on a stock exchange or quoted on Nasdaq or actively traded by any market makers. Lakeland's common stock is traded on the over-the-counter bulletin board. Lakeland intends to apply to list the common stock on the Nasdaq National Market. No assurances can be given that an active trading market in Lakeland's common stock will develop. In the absence of an active trading market, you may be unable to sell your shares quickly or efficiently.

Lakeland's common stock is not guaranteed by any governmental agency.

          These securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.


If we do not successfully integrate The National Bank of Sussex County, our business may be adversely affected.

          On July 15, 1999, we acquired High Point Financial Corp. and its subsidiary, The National Bank of Sussex County (NBSC), in a merger. On February 20, 1998, we acquired Metropolitan State Bank (MSB). The future success of Lakeland will depend, in part, on its ability to integrate NBSC and MSB into Lakeland, including its ability to centralize certain administrative functions and eliminate unnecessary duplication of other functions. No assurance can be given that Lakeland will be able to accomplish this integration successfully or manage effectively the combined company.


If our systems experience interruption due to Year 2000 problems, our business and financial results may be adversely affected.

          Lakeland's systems or the systems of our vendors, customers or other third-parties may encounter difficulties when we approach or reach Year 2000.

If we lack sufficient quality commercial loan demand, we may be adversely affected.

         Lakeland has experienced periods in which its banking subsidiaries' capacity and desire to make commercial loans exceeded demand. No assurances can be given that future demand will be sufficient to take advantage of Lakeland's lending capacity.


                             ADDITIONAL INFORMATION

          We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain reports, proxy and information statements, and other information regarding issuers (including Lakeland) may be found.

          This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Lakeland and our common stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows Lakeland to "incorporate" into this Registration Statement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this Registration Statement and will automatically be updated and superseded by information that we later file with the SEC. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement. In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

     (a) our Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

     (b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     (c) our Current Reports on Form 8-K filed on February 18, 1999, March 25, 1999, May 19, 1999, July 20, 1999, September 23, 1999, and October 12,
          1999; and

     (d) the description of our common stock contained in our Registration Statement on Form S-4 declared effective by the SEC on June 8, 1999.

          We will provide to each person, including any beneficial owner of common stock, to whom this prospectus is delivered, a copy of all of the documents that we have incorporated by reference in this prospectus. However, we will not send a copy of the exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents. We will provide these documents upon written or oral request and without charge to the requester. Your requests should be directed to Corporate Secretary, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Telephone requests may be addressed to the Corporate Secretary at 973-697-2000.

          You should rely only on the information contained in or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.


                             LAKELAND BANCORP, INC.

          Lakeland, formed in 1989, is a registered bank holding company. Lakeland's principal activities consist of owning and supervising its three subsidiary banks, Lakeland Bank, Metropolitan State Bank and The National Bank of Sussex County.

          Lakeland's principal executive offices are located at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 and its telephone number is (973) 697-2000.


                             DESCRIPTION OF THE PLAN

          The following question and answer section of this prospectus describes the provisions of the Plan.

Purposes

     Q1.  What are the purposes of the Plan?

          The purposes of the Plan are to provide Lakeland stockholders of record with a simple and convenient method of investing cash dividends and optional cash payments in shares of Lakeland common stock, currently without payment of any brokerage commission or service charge. Lakeland has the right to amend the Plan's fee structure. In addition, if shares of common stock are purchased from Lakeland pursuant to the Plan, Lakeland will receive additional funds for general corporate purposes.

         In order to participate in the optional cash payment feature of the Plan, a stockholder must also participate in the Plan with respect to the reinvestment of dividends.

          The Plan is not intended to provide stockholders with a mechanism for generating assured short-term profits through rapid turnover of shares. The intended purposes of the Plan precludes any person or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit. Lakeland reserves the right to modify, suspend or terminate a stockholder's participation in the Plan if the stockholder is using the Plan for purposes inconsistent with the intended purposes of the Plan.

Advantages

     Q2.  What are the advantages of the Plan?

     Participants in the Plan:

          o will have cash dividends on their shares of common stock automatically reinvested in additional shares of common stock without any charges for brokerage commissions or recordkeeping;

          o may invest in shares of common stock by making quarterly optional cash payments without any charges for brokerage commissions or recordkeeping; and

          o will be able to avoid safekeeping requirements and recordkeeping costs through the custodial and reporting services furnished pursuant to the Plan.

Administration

          Q3.  What are the functions of the Plan Administrator?

          First City Transfer Company is the plan administrator (the "Plan Administrator"). It administers the Plan, keeps records, sends statements of account to participants (see Question No. 18) and performs other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator or its nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts as the agent for the participants. As the record holder of the shares held in the participants' accounts under the Plan, the Plan Administrator will receive dividends on all shares held on the dividend record date, will credit the dividends to participants' accounts on the basis of full and fractional shares held in the accounts, and will automatically reinvest such dividends in additional shares of common stock.

          Lakeland may, without the consent of the participants, appoint a different Plan Administrator, including a Plan Administrator who is affiliated with Lakeland.

Participation

          Q4.  Who is eligible to participate?

          All holders of record of shares of Lakeland common stock are eligible to participate in the Plan. To participate in the Plan, your shares of common stock must be registered in your own name. If you are the beneficial owner of shares of common stock which are not registered in your name (for instance, shares that are registered in the name of your broker), then you must first transfer those shares into your own name before you can participate in the Plan. Stockholders who participate in the Plan must participate with respect to all shares of common stock registered in their own names.

          Q5.  How does a stockholder participate?

          If you currently participate in the Plan, you do not need to re-enroll at this time, even if you want to make optional cash payments under the Plan. A Lakeland stockholder who is not currently participating and whose shares are registered in his or her name may join the Plan at any time by signing an authorization card and returning it to the Plan Administrator. An authorization card is enclosed with this prospectus and additional cards may be obtained by sending a written request to:

                           First City Transfer Company
                                  P.O. Box 170
                            Iselin, New Jersey 08830
             (please include a reference to Lakeland Bancorp, Inc.).

          Q6.  When may an eligible stockholder join the Plan?

          An eligible Lakeland stockholder may join the Plan at any time. Once in the Plan, you will remain a participant until you discontinue participation or your participation is terminated by Lakeland (see Question No. 25 below) or the Plan is terminated.

          If an authorization card requesting reinvestment of dividends is received by the Plan Administrator on or before the record date established for a particular dividend, then that dividend will be used to purchase additional shares for the stockholder on the applicable dividend payment date. If an authorization card is received after the record date established for a particular dividend, then the reinvestment of dividends will begin on the dividend payment date following the next record date, provided that the stockholder is still an eligible stockholder on the next record date.

          In order to participate in the optional cash payment feature of the Plan, a stockholder must also participate in the Plan with respect to the reinvestment of dividends.

          STOCKHOLDERS ARE CAUTIONED THAT NEITHER THE PLAN NOR THIS PROSPECTUS REPRESENTS A STATEMENT REGARDING LAKELAND'S DIVIDEND POLICY OR A GUARANTEE OF

FUTURE DIVIDENDS. THE PAYMENT OF DIVIDENDS WILL BE WITHIN THE DISCRETION OF THE LAKELAND BOARD OF DIRECTORS AND WILL DEPEND UPON LAKELAND'S EARNINGS, FINANCIAL REQUIREMENTS, GOVERNMENTAL REGULATIONS AND OTHER FACTORS.

          Q7. What are the record dates and investment dates for dividend reinvestments?

          Dividends are typically declared on or about January 15, April 15, June 15 and October 15 of each year. Dividend record dates are likely to occur on or about January 31, April 30, June 30 and October 31. Dividend payment dates typically occur on or about February 15, May 15, August 15 and November 15 of each year. Dividend payment dates are referred to herein as "investment dates." Please refer to Question No. 15 for a discussion of the investment dates for optional cash payments.

          Q8.  What does the authorization card provide?

          The authorization card directs the Plan Administrator to:

               o apply all of the participant's cash dividends on all shares of common stock registered in the participant's name and any optional cash payments made by the participant to the purchase of additional shares of common stock; and

               o    apply  cash   dividends   on  all  shares  of  common  stock
                    previously credited to the participant's account under the Plan to the purchase of additional shares of common stock.

Costs

          Q9. Are there any expenses to participants in connection with purchases under the Plan?

          No, not currently. Participants will not incur any brokerage commissions or service charges for purchases made under the Plan. In addition, there are no charges for the custodial and safekeeping services provided by the Plan Administrator. The costs of administering the Plan will be paid by Lakeland. Certain expenses may be incurred by a participant, however, if the participant requests that whole shares be sold upon his or her withdrawal from the Plan. (See Question No. 24.) The brokerage commissions and service charges paid by Lakeland on behalf of participants will be treated as dividend income by the Internal Revenue Service. (See Question No. 30.) Lakeland has the right to amend the Plan, including the Plan's fee structure. (See Question No. 33.)

Purchases

         Q10.     When will purchases be made under the Plan?

          Purchases of shares of common stock will be made on the relevant investment date (as defined in Question Nos. 7 and 15) or, in the case of open market purchases, as soon thereafter as shall be practicable. When market transactions are made, the Plan Administrator will use its best efforts to make the purchases promptly, commencing on the relevant investment date and ending (in most instances) not later than 30 days after such investment date. Open market purchases may be made in the market or by negotiated transactions and may be subject to such terms with respect to price, delivery, and otherwise, as the Plan Administrator may agree to. Neither Lakeland nor any participant shall have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

          No interest will be paid on dividends or optional cash payments pending reinvestment or investment.

          Q11. From where will the shares be purchased?

          Purchases of shares of common stock will be made by the Plan Administrator in the market, from negotiated purchases and from Lakeland itself. The Plan Administrator will first purchase shares in the market or through negotiated purchases in order to satisfy the number of shares to be purchased for participants. If the Plan Administrator is unable to purchase sufficient shares from those sources, then the Plan Administrator shall purchase enough shares from Lakeland to satisfy the number of shares to be purchased for participants. The shares purchased directly from Lakeland will either be authorized but unissued shares or treasury shares.

          Q12. What will be the price of shares purchased under the Plan?

          Shares purchased by the Plan Administrator with reinvested dividends or optional cash payments in the open market will be purchased at prevailing prices. The price of purchases from Lakeland of authorized but unissued or treasury shares will be the "Market Price" of the common stock on the relevant investment date. The Market Price shall be the last available closing sales price of the common stock in the over-the-counter market, as reported by a market maker. If the common stock is quoted on the Nasdaq National Market, the Market Price shall be the last available closing sales price of the common stock on Nasdaq.

          Q13. How many shares will be purchased for participants?

          Each participant's account will be credited with that number of shares (including fractions computed to four decimal places) equal to the total amount to be invested by the participant divided by the applicable purchase price (also computed to four decimal places).

          For example, assume that a participant holds shares of common stock on which a total dividend of $100 is payable, that the participant makes a $100 optional cash payment and that the relevant purchase price is $15. The computation of the number of shares to be credited to the participant's account on the relevant investment dates would be as follows:

         Purchase Price* ..............................                $15.00

         Number of Shares purchased with
           reinvested dividends
           ($100.00 / $15.00).......................                   6.6666

         Number of Shares purchased with
           optional cash payments
           ($100.00 / $15.00).....................                     6.6666

-------------
* The purchase price is assumed for illustrative purposes only, and will vary with the market price of the common stock.

Optional Cash Payments

          Q14. How does the optional cash payment feature of the Plan work?

          As of the date of this prospectus, Lakeland has reinstated the optional cash payment feature of the Plan. In order to participate in the optional cash payment feature of the Plan, a stockholder must also participate in the Plan with respect to the reinvestment of dividends.

          If you currently participate in the Plan, you do not need to re-enroll in order to make optional cash payments under the Plan. If you are not currently participating in the Plan and want to become a participant, you should sign an authorization card and return it to the Plan Administrator.

          Each quarter the Plan Administrator will apply any optional cash payment received from a participant by the required date (see Question No. 15) to the purchase of common stock for that participant's account. If the common stock is purchased on the open market, then the Plan Administrator will apply the optional cash payment on or as soon as determined by the Plan Administrator after the investment date. If the common stock is purchased from Lakeland, the Plan Administrator will apply the optional cash payment on the following investment date.

          Each participant may not make optional cash payments of less than $100 per quarter or of more than $1,500 in any quarter. In the event a participant delivers an optional cash payment other than in a permitted amount, the Plan Administrator will invest only that portion, if any, that complies with the investment limitations and will return the remainder. The minimum and maximum amounts of quarterly optional cash payments may be changed at Lakeland's discretion on 30 days' prior notice to each Plan participant. No interest will be paid on optional cash payments pending investment.

          Lakeland may suspend the optional cash payment feature of the Plan from time to time. Each participant will be promptly notified of any suspension of this feature. In the event the optional cash payment feature is suspended, any optional cash payments (i) received prior to the date of the notice of suspension and not yet invested or (ii) received after the date of the notice of suspension and before the date of a notice of resumption of the optional cash payment feature, will be returned to participants. If this feature is suspended and then reinstated, participants will be promptly notified of the resumption of the optional cash payment feature of the Plan.

          Q15. What are the investment dates for optional cash payments and when must my optional cash payments be received in order to be invested?

          Optional cash payments will be invested each quarter. The investment dates for optional cash payments will be the first business day of January, April, July and October.

          In order to be invested on the next investment date, optional cash payments must be received by the Plan Administrator by the sixth day prior to the investment date.

          Q16. When must optional cash payments be received?

          The Plan Administrator must receive good funds on or before the sixth day prior to the investment date (see Question No. 15 above) in order for the funds to be invested on the next investment date. Payments may be made by check or money order made payable to the Plan Administrator. In addition, for new participants, the Plan Administrator must have received a signed authorization card. (See Question Nos. 8 and 14 above.)

          Neither Lakeland nor the Plan Administrator will pay any interest on optional cash payments held pending investment. Therefore, although optional cash payments may be made at any time, you are advised to transmit such payments shortly before the sixth day prior to the applicable investment date and in no event sooner than 30 days prior to the investment date.

          Q17. May optional cash payments be returned to a participant?

          Optional cash payments received by the Plan Administrator after the sixth day prior to a particular investment date will be returned to a participant. Optional cash payments will also be returned if the optional cash payment feature of the Plan is suspended. (See Question No. 14 above.)

Reports to Participants

          Q18. What kind of reports will be sent to participants in the Plan?

          Each Plan participant will receive a statement of account after each share purchase on behalf of the participant. The statement will set forth the amount of the most recent reinvestment and/or investment, the number of shares purchased, the price per share and the total number of shares held in the participant's account. These statements are a participant's record of the costs of his or her purchases and should be retained for income tax purposes. In addition, each participant will receive copies of other communications sent to Lakeland stockholders and Internal Revenue Service information for reporting dividend income received.

Dividends

          Q19. Will a participant be credited with dividends on shares held in his or her Plan account?

          Yes. Dividends on full shares, and any fractional shares, credited to a participant's account will be reinvested in additional shares and credited to the participant's account.

          Lakeland may suspend the dividend reinvestment feature of the Plan from time to time. Participants will be promptly notified of any suspension of the dividend reinvestment feature of the Plan. If there is a suspension, then any and all dividends will be paid to participants in cash. If this feature is suspended and then reinstated, participants will be promptly notified of the resumption of the dividend reinvestment feature of the Plan.

Certificates for Shares

          Q20. Will certificates be issued for shares of common stock purchased under the Plan?

          Shares of Lakeland common stock purchased under the Plan for the accounts of participants will be registered in the name of the Plan Administrator or its nominee. Certificates for shares purchased on behalf of participants will not be issued to participants unless the participant makes a written request to the Plan Administrator. The total number of shares credited to an account under the Plan will be shown on each account statement. This custodial service protects participants against the risk of loss, theft or destruction of stock certificates.

          Certificates for any number of whole shares credited to an account under the Plan will be issued to a participant upon written request to the Plan Administrator. Any remaining full shares and fraction of a share will continue to be credited to the participant's account.

          Certificates for fractions of shares will not be issued under any circumstances.

          Q21. Can  a   participant   add  shares  to  his  or  her  account  by
               transferring stock certificates that he or she possesses?

          Yes. A participant may increase the number of shares held in his or her account by depositing certificates representing shares of Lakeland common stock with the Plan Administrator. These certificates must be presented in transferable form and must be accompanied by a written request that the shares be added to the participant's account.

          Q22. If stock certificates are issued, in whose name will they be registered?

          Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time the participants entered the Plan. Certificates for whole shares will be similarly registered when issued at the request of a participant. (See Question No. 20.)

          Shares  credited  to  the  account  of  a  participant   (i.e.,  those
registered in the name of the Plan Administrator or its nominee) may not be pledged or assigned and any purported pledge or assignment will be void.

          Q23. What happens when a participant sells or transfers all of the shares registered in the participant's name?

          If a participant disposes of Lakeland common stock registered in his or her name (i.e., those shares which are not registered in the name of the Plan Administrator or its nominee), the dividends on shares previously credited to the participant's account under the Plan will continue to be reinvested until the participant notifies the Plan Administrator that he or she wishes to withdraw from the Plan. (See Question No. 24.)

Withdrawal

          Q24. How does a participant withdraw from the Plan?

          A participant may withdraw from the Plan by sending a written withdrawal notice to the Plan Administrator at the address set forth in response to Question No. 5. When a participant withdraws from the Plan, or upon termination of the participant's participation in the Plan or upon termination of the Plan by Lakeland, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fractional shares based on the then current Market Price of the common stock. (See Question No. 26.)

          Upon a participant's withdrawal from the Plan, the participant may also request that all or part of the whole shares credited to his or her account in the Plan be sold. If a participant makes such a request, the sale will be made for the participant by the Plan Administrator as soon as practicable after the request is received. The participant will receive the proceeds from the sale, less related brokerage fees or commissions and less any applicable transfer taxes.

          Q25. When may a participant withdraw from the Plan?

          A participant may withdraw from the Plan at any time. If the notice of withdrawal is received at least seven business days prior to the record date for a particular dividend, the notice will be effective as to the reinvestment of that dividend. All optional cash payments received on or before the sixth day prior to an investment date for optional cash payments will be invested in shares of common stock on that next investment date unless a withdrawal notice is received by the Plan Administrator at least six days prior to the investment date.

          The Plan Administrator may terminate a participant's participation in the Plan after mailing a notice of intention to terminate to the participant at his or her address as it appears in the Plan Administrator's records. Lakeland reserves the right to terminate any participant's participation in the Plan at any time for any reason, including, without limitation, arbitrage-related activities, transactional profit activities and excessive re-enrollments.

          Q26. What happens to a fraction of a share when a participant withdraws from the Plan?

          When a participant withdraws from the Plan, a cash payment representing any fraction of a share credited to the participant's account will be mailed directly to the participant. The cash payment will be based on the Market Price of Lakeland common stock on the effective date of withdrawal.

Other Information

          Q27. What happens if Lakeland issues a stock dividend or declares a stock split?

          Any stock dividends or split shares distributed by Lakeland on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in the name of a participant will be mailed directly to the participant.

          Q28. If Lakeland has a common stock rights offering, how will rights on shares credited to a participant's account be treated?

         Warrants representing rights on any shares of Lakeland common stock, both whole and fractional, credited to a participant's account will be mailed directly to the participant in the same manner as to stockholders who do not participate in the Plan.

          Q29. How  will  a  participant's   shares  be  voted  at  meetings  of
               stockholders?

          Shares held by the Plan Administrator for a participant will be voted in the same manner as the shares owned directly by the participant.

          For each meeting of stockholders, the participant will receive a proxy card which will enable the participant to vote the shares registered in his or her own name. If the proxy card is returned properly signed and marked for voting, all whole shares held for the participant under the Plan will be voted in the same manner as the shares owned directly by the participant. The total number of whole shares held under the Plan may also be voted in person at a meeting.

          If no instructions are received on a properly signed proxy card with respect to any item thereon, all of a participant's whole shares (i.e., those registered in his or her name and those credited to his or her account under the
Plan) will be voted in accordance with the recommendations of Lakeland's Board of Directors. This is the same as for non-participating stockholders who return properly signed proxies and do not provide instructions. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

          Q30. What are the federal income tax consequences of participation in the Plan?

          Participants in the Plan should be considered to have received a dividend for federal income tax purposes equal to the fair market value of the shares purchased with reinvested dividends. Such fair market value should become the participant's basis in the shares purchased under the Plan. The holding period for shares acquired upon reinvestment of dividends will begin on the day following the investment date.

          Participants in the Plan who elect to invest in additional shares by making optional cash payments should be treated for federal income tax purposes as having received a dividend equal to the excess, if any, of (a) the fair market value of the shares purchased, over (b) the optional cash payment made. The participant's tax basis in the shares purchased under the Plan with optional cash payments should be equal to the amount of the optional cash payment plus the excess, if any, of the fair market value of the shares purchased over the optional cash payment made. The participant's holding period for such shares will begin on the day following the investment date.

          The Internal Revenue Service has taken the position that brokerage commissions which are incurred in connection with open market stock purchases on behalf of participants in similar plans which are not paid by the participants constitute dividend income to the participants. A participant's basis in the shares so purchased would be increased by the amount of the brokerage commissions included in dividend income.

          The dividend income received by a corporate stockholder generally is eligible for a 70% dividends received deduction if the shares are held for more than 45 days during the 90 day period beginning on the date which is 45 days before the ex-dividend date. However, the allowance of the dividends received deduction is limited where the corporate stockholder incurs any debt which is directly attributable to an investment in the stock.

          A participant will not realize any taxable income upon the receipt of certificates for whole shares credited to the participant's account under the Plan. However, a participant who receives cash for fractional shares credited to the participant's account will realize gain or loss. Gain or loss will also be realized by the stockholder upon the sale or exchange of shares after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the stockholder receives for each whole or fractional share, and the stockholder's tax basis therefor. Any such gain or loss will be a capital gain or loss if the shares sold were held as a capital asset. Such capital gain or loss will be long term if the participant held the shares sold for more than one year, and otherwise will be short term.

          A foreign stockholder who is a participant and whose dividends are subject to United States income tax withholding will have the amount of the tax to be withheld deducted from the dividends before reinvestment in additional shares. The amount of the tax withheld will be treated as a dividend for federal income tax purposes. The statements confirming purchases made for a foreign participant will indicate that tax has been withheld.

          The final statement received from the Plan Administrator during any calendar year will include information for that year regarding total dividends paid on shares held in the participant's Plan account and the amount of any brokerage commissions paid on behalf of the participant. In addition, Lakeland will send each participant a statement at year end showing total dividends paid on shares held of record. These statements should be retained for tax reporting purposes.

          For   further   information   regarding   the  tax   consequences   of
participation in the Plan, a participant should consult with a tax advisor.

          Q31. Can a stockholder re-enter the Plan after withdrawing from the Plan?

          Yes. A stockholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. However, Lakeland reserves the right to reject any authorization card from a previous participant in the event of excessive enrollments and withdrawals.

          Q32. What  is  the   responsibility   of   Lakeland   and   the   Plan
               Administrator?

          In administering the Plan, Lakeland and the Plan Administrator will not be liable for any act or omission done in good faith, including without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death and any claim of liability with respect to the prices at which shares are purchased for participants' accounts or the times such purchases are made.

          Participants should recognize that neither Lakeland nor the Plan Administrator can assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

          Q33. May the Plan be changed or discontinued?

          Yes. Lakeland reserves the right at any time to suspend, modify or terminate the Plan or any feature of the Plan, including the optional cash payment feature and the dividend reinvestment feature. In addition, Lakeland reserves the right at any time to suspend, modify or terminate the participation in the Plan by any participant. All participants affected by such action will receive notice of the suspension, modification or termination. Lakeland's right to modify the Plan includes the right to increase or decrease the minimum and maximum amounts of optional cash payments which may be made under the Plan and to impose fees in connection with participation in the Plan. Revisions in such minimum and maximum amounts and in the fee structure of the Plan will only be made upon 30 days' prior notice to participants. Any such suspension, modification or termination will not affect previously executed transactions. Upon a termination of the Plan by Lakeland, certificates for whole shares credited to participants' accounts will be issued, and cash payments will be made for any fractions of a share credited to participants' accounts. Such cash payments will be based on the Market Price of Lakeland common stock on the effective date of termination.

          Q34. Who interprets the Plan?

          Lakeland will interpret and regulate the Plan. All interpretations and regulations shall be conclusive.

          Q35. Where should correspondence regarding the Plan be directed?

          All correspondence regarding the Plan should be addressed to:

                           First City Transfer Company
                                  P.O. Box 170
                            Iselin, New Jersey 08830
             (please include a reference to Lakeland Bancorp, Inc.).


                                 USE OF PROCEEDS

          Lakeland has no basis for estimating precisely either the number of shares of Lakeland common stock that ultimately will be originally issued by Lakeland or the prices at which such shares will be sold. Lakeland proposes to use the net proceeds from the sale of such shares, when and as received, for general corporate purposes, including investments in, or extensions of credit to, Lakeland's bank subsidiaries. Lakeland is unable to estimate the amount of the proceeds which will be devoted to any specific purpose.

                                     EXPERTS

          The consolidated financial statements of Lakeland Bancorp, Inc. and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference herein, have been audited by Radics & Co., LLC, independent certified public accountants, as stated in their report. These consolidated financial statements of Lakeland and its consolidated subsidiaries are incorporated by reference herein in reliance upon the report of Radics given upon its authority as experts in accounting and auditing. Radics did not audit the financial statements of High Point Financial Corp. and Metropolitan State Bank, both wholly-owned subsidiaries, which statements reflect, at December 31, 1998 and 1997, total assets constituting 45% of the consolidated total at each date and, for each of the years in the three-year period ended December 31, 1998, total income of 47%, 47% and 45%, respectively, of the related consolidated totals. Those statements were audited by other independent certified public accountants.

          The consolidated financial statements of Metropolitan State Bank and subsidiary as of December 31, 1998 and 1997 and for the two years ended December 31, 1998, which reflect total assets of 12% and 13%, respectively, and of total income of 12% and 12%, respectively, of the consolidated financial statements totals of Lakeland have been audited by Grant Thornton LLP, independent certified public accountants. Grant Thornton's report on Metropolitan State Bank and subsidiary is incorporated by reference herein, and in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing. The financial statements of Metropolitan State Bank and subsidiary are not presented separately in the documents incorporated by reference herein.

          The consolidated statements of income, changes in shareholders' equity and cash flows of Metropolitan State Bank and subsidiary for the year ended December 31, 1996, which reflect total income of 11% of the consolidated financial statement total of Lakeland, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, whose report is incorporated by reference herein in reliance upon their authority as experts in accounting and auditing in giving their report. The consolidated statements of income, changes in shareholders' equity and cash flows of Metropolitan State Bank and subsidiary are not presented separately in the documents incorporated by reference herein.

          The consolidated financial statements of High Point Financial Corp. and its subsidiary as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which reflect total assets of 33% and 34%, respectively, and total income of 35%, 35% and 34%, respectively, of the consolidated financial statement totals of Lakeland, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, whose report is incorporated by reference herein in reliance upon their authority as experts in accounting and auditing in giving their report. The consolidated financial statements of High Point Financial
Corp. and its subsidiary are not presented separately in the documents incorporated by reference herein.


                                  LEGAL OPINION

          The legality of the shares of Lakeland common stock offered hereby will be passed upon for Lakeland by Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Section 14A:3-5 of the New Jersey Business Corporation Act empowers Lakeland to indemnify past and current directors and officers against liabilities and expenses under certain circumstances. Lakeland's Bylaws and Certificate of Incorporation, as amended, provide for indemnification and exculpation of directors and officers by Lakeland to the fullest extent permitted by law.

          Lakeland has purchased insurance policies which will pay on behalf of any of its directors or officers any loss (within limits and subject to applicable deductible provisions under such policies) arising out of certain claims made against such person by reason of any wrongful act taken, omitted or attempted by such person in such person's capacity as a director or officer, including, among other things, any misleading statement or omission or other matter claimed against such person solely by reason by such person's being a director or officer.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of Lakeland pursuant to the foregoing provisions, or otherwise, Lakeland has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the act and is therefore unenforceable.

You should rely only on the information
contained in this prospectus or that we
have  referred  you  to.  We have  not
authorized  anyone to provide  you with
information  that is  different.  This
prospectus is an offer to sell only the
shares offered  hereby, but  only under
circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.



                                                           LAKELAND
                                                         BANCORP, INC.



         TABLE OF CONTENTS

Risk Factors.......................................

Additional Information.............................

Incorporation of Certain
Documents by Reference.............................          AUTOMATIC DIVIDEND
                                                         REINVESTMENT AND STOCK
Lakeland Bancorp, Inc..............................           PURCHASE PLAN

Description of the Plan:
     Purposes......................................
     Advantages....................................
     Administration................................         October __, 1999
     Participation.................................
     Costs.........................................           PROSPECTUS
     Purchases.....................................
     Optional Cash Payments........................
     Reports to Participants.......................
     Dividends.....................................
     Certificates for Shares.......................
     Withdrawal....................................
     Other Information.............................

Use of Proceeds....................................

Experts............................................

Legal Opinion......................................

Indemnification for Securities
  Act Liabilities..................................

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

                  SEC filing fee..............................          $   991
                  Printing fees...............................            1,500*
                  Legal fees and expenses.....................           15,000*
                  Accounting fees.............................            7,500*
                  Mailing expenses............................            1,800*
                  Miscellaneous...............................            1,209*
                                                                          ------
                       Total..................................          $28,000
                                                                         ======
-----------
  *Estimated


Item 15.  Indemnification of Directors and Officers.

          Lakeland's   Bylaws   contain  the  following   provisions   regarding
indemnification:

                  "Any person and his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, civil, administrative, investigative or criminal, in which any of them shall have been made a party by reason of a person being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which that person served in any such capacity at the request of the Corporation; provided, that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such a person and his or her heirs, executors, or administrators may be entitled as a matter of law.

                  The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees."

          Section 14A:3-5(2) of the New Jersey Business Corporation Act (the "Act") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that the conduct was unlawful.

         Section 14A:3-5(3) of the Act empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him or her in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of the fact that he or she is or was a corporate agent, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 14A:3-5(4) of the Act provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) incurred by him or her in connection therewith. Section 14A:3-5(8) provides that the indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled, with certain exceptions. Section 14A:3-5(9) empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities and expenses under Section 14A:3-5.

         Lakeland's   Certificate  of   Incorporation   contains  the  following
provisions regarding certain limitations on the liability of directors:

                  "Directors of the Corporation, to the fullest extent permitted by the New Jersey Business Corporation Act, as now or hereafter in effect, and any successor statute, shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Also, any expenses incurred by a Director in connection with a proceeding involving the Director may be paid by the Corporation in advance of final disposition of the proceeding, provided the Director undertakes to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification."

         Lakeland  currently   maintains   directors'  and  officers'  liability
coverage which will insure Lakeland's directors and officers and the directors and officers of its subsidiaries in certain circumstances.


Item 16.  List of Exhibits.

          4.1  Registrant's   Certificate  of  Incorporation,   as  amended,  is
incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

          4.2 Registrant's Bylaws are incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-3 filed by the Registrant with the SEC on March 30, 1990.

          4.3 Lakeland Bancorp Inc. Automatic Dividend Reinvestment and Stock Purchase Plan, as amended.

          4.4  Form of Authorization Card.

          5.1  Opinion of Lowenstein Sandler PC.

          23.1 Consent of Radics & Co., LLC.

          23.2 Consent of Grant Thornton LLC.

          23.3 Consent of Arthur Andersen LLP.

          23.4 Consent of Arthur Andersen LLP.

          23.5 Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

          24.1 Power of Attorney.


Item 17.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Oak Ridge, State of New Jersey, on the 26th day of October, 1999.

                                                      LAKELAND BANCORP, INC.


                                                      By: /s/John W. Fredericks
                                                          John W. Fredericks
                                                          Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.


     Signature                            Capacity                     Date

/s/ Robert B. Nicholson*                  Director              October 26, 1999
------------------------
(Robert B. Nicholson)

/s/ John W. Fredericks                    Director              October 26, 1999
----------------------
(John W. Fredericks)

/s/ Bruce G. Bohuny*                      Director              October 26, 1999
--------------------
(Bruce G. Bohuny)

/s/ Mary Ann Deacon*                      Director              October 26, 1999
--------------------
(Mary Ann Deacon

/s/ Mark J. Fredericks*                   Director              October 26, 1999
-----------------------
(Mark J. Fredericks)

/s/ John Pier, Jr.*                       Director              October 26, 1999
-------------------
(John Pier, Jr.)

/s/ Paul P. Lubertazzi*                   Director              October 26, 1999
-----------------------
(Paul P. Lubertazzi)

/s/ Joseph E. O'Dowd*                    Director               October 26, 1999
---------------------
(Joseph E. O'Dowd)


/s/ Arthur L Zande*                      Director, Vice         October 26, 1999
-------------------                      President and
(Arthur L. Zande)                        Treasurer (Chief
                                         Financial and
                                         Accounting Officer)


/s/ Roger Bosma*                         Director, Chief        October 26, 1999
----------------                         Executive Officer and
(Roger Bosma)                            President


/s/ Michael A. Dickerson*                Director               October 26, 1999
-------------------------
(Michael A. Dickerson)


/s/ Charles L. Tice*                     Director               October 26, 1999
--------------------
(Charles L. Tice)


/s/ George H. Guptill, Jr.*              Director               October 26, 1999
---------------------------
(George H. Guptill, Jr.)




*By:/s/ John W. Fredericks
     John W. Fredericks
     Attorney-in-Fact

                                  EXHIBIT INDEX


        Exhibit No.           Description

          4.1 Registrant's Certificate of Incorporation, as amended (incorporated by reference)

          4.2  Registrant's Bylaws (incorporated by reference)

          4.3  Lakeland Bancorp Inc. Automatic Dividend
               Reinvestment and Stock Purchase Plan, as amended.

          4.4  Form of Authorization Card

          5.1  Opinion of Lowenstein Sandler PC

         23.1  Consent of Radics & Co., LLC

         23.2  Consent of Grant Thornton LLP

         23.3  Consent of Arthur Andersen LLP

         23.4  Consent of Arthur Andersen LLP

         23.5  Consent of Lowenstein Sandler PC is included in Exhibit 5.1

         24.1  Power of Attorney